Exhibit 99.1

                   Intermec Revises Q3 FY06 Revenue Guidance

    EVERETT, Wash.--(BUSINESS WIRE)--Oct. 4, 2006--Intermec, Inc.
(NYSE:IN) today revises revenue guidance for the third quarter of fiscal year 2006, which ended October 1, 2006. Intermec is scheduled to release its full financial results on November 1, 2006.

    Intermec expects revenue to be in a range of $192 million to $196 million for the third quarter of fiscal year 2006. This compares with earlier guidance of $230 million to $240 million and compares to third quarter fiscal year 2005 revenues of $220 million.

    The Company's revised guidance reflects an estimated decrease of its System and Solutions revenues of about 20 percent and a decrease of Service revenue of about 5 percent over the comparable prior-year quarter. Printer and Media revenues increased slightly over the comparable prior-year period.

    Geographically, revenue in both North America and EMEA (Europe, Mid-East and Africa) appears to have decreased by about 15 percent compared to the prior-year period. The rest of the world, consisting of Latin America and Asia Pacific, increased about 20 percent.

    Intermec will hold a conference call on October 4, 2006 at 2:00 p.m. PT/5:00 p.m. ET., hosted by Intermec, Inc. Chairman and Chief Executive Officer, Larry D. Brady and Director of Investor Relations, Kevin P. McCarty.

    The dial-in numbers for participants is 1-(800) 369-3335 (US); 1-(210) 234-0029 (International); Passcode: ("Intermec"). The call will be broadcast on the Internet via a link from the investor's Web page at the Intermec website at www.intermec.com/InvestorRelations . Conference call replay will be available from 4:30 p.m. PT, October 4, 2006 to 4:30 p.m. PT November 4, 2006 at 1-(866)-508-6485 (US);
1-(203) 369-1906 (International). The replay is also available from October 4, 2006 through November 4, 2006 on the Intermec Investor Relations Website at www.intermec.com/InvestorRelations.

    Full financial results for the company's third quarter of fiscal year 2006 will be announced on Wednesday, November 1, 2006 at the close of the market, and a conference call will follow at 2:00 p.m. PT/5:00 p.m. ET.

    About Intermec Inc.

    Intermec Inc. (NYSE:IN) develops, manufactures and integrates technologies that identify, track and manage supply chain assets. Core technologies include RFID, mobile computing and data collection systems, bar code printers and label media. The company's products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit www.intermec.com or call 800-347-2636. Contact Intermec Investor Relations Director Kevin McCarty at kevin.mccarty@intermec.com, 425-265-2472.

    (Forward-looking Statements)

    Statements made in this release and related statements that express the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future constitute forward-looking statements as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. They include, but are not limited to, statements about possible reasons for the shortfall in the Company's revenue for the third quarter of 2006 as well as the geographical impact of such shortfall. Other forward-looking statements in this release and the Company's other public announcements may include, from time to time, statements regarding the Company's ability to continue to improve the profit of its business segments, compete effectively with its current product lines, effectively complete the closure of certain facilities and redeploy related function, reduce expenses, improve efficiency, realign resources, increase product development capacity, leverage its research and development investment to drive significant future revenue, and continue operational improvement and year-over-year growth. Our business is subject to a number of risk factors that could negatively affect our results from business operations or cause actual results to differ materially from those projected or indicated in any forward-looking statement. These include, but are not limited to, the risks and uncertainties described more fully in the Company's filings with the Securities and Exchange Commission including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.

    CONTACT: Intermec, Inc.
             Kevin P. McCarty, Director of Investor Relations,
             425-265-2472
             kevin.mccarty@intermec.com